MASTER ANTENNA SITE LEASE NO.  D41


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LESSOR:           PINNACLE TOWERS INC.      LESSEE: TRITEL COMMUNICATIONS, INC.
                  1549 RINGLING BOULEVARD           1410 LIVINGSTON LANE
                  THIRD FLOOR                       JACKSON, MS 39213-8003
                  SARASOTA, FL 34236
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         Lessor operates the antenna site(s) described in the Antenna Site Lease
Schedule(s) executed and delivered by Lessor and Lessee pursuant to this Lease from time to time (each a "Schedule" and, collectively, the "Schedules"). Lessor desires to lease to Lessee and Lessee desires to lease from Lessor certain space at the site for installation and operation of Lessee's equipment on the terms set forth in the Schedule(s) and herein. If the terms of a Schedule conflict with this Lease, the Schedule shall control.

         1. LEASED PREMISES. Lessor hereby leases to Lessee space at the site as specified and described in a Schedule. If a Schedule provides that Lessee's equipment will be connected to a multiplexer, Lessee shall be responsible for all costs of multiplexer modules and other equipment required for the connection. So long as Lessee has made the rental payments provided for in the specific Schedule, the Lessee shall have quiet enjoyment of the site or sites described in each Schedule.

         2. TERM.
            (a) The initial term and, if applicable, renewal terms of this Lease for any antenna system shall be as specified on a Schedule. If a Schedule provides for renewal terms, then, provided Lessee is not in default, the lease term for the antenna system identified in the Schedule shall automatically renew at the commencement of each such renewal term unless, upon written notice to Lessor no later than ninety (90) days before the expiration of the term then current Lessee terminates the Schedule.
            (b) If Lessee holds over the lease premises after the final term of a Schedule, the Schedule shall revert to a month-to-month term, and rent shall be 150% of the rent for the last month of the preceding term. Lessor shall have the right during such month-to-month term to terminate the Schedule without cause upon thirty (30) days notice to Lessee.

         3. RENT.
            (a) Lessee shall pay rent at the rate(s) specified in a Schedule. Rent for any fractional month at the beginning or end of a term shall be prorated.
            (b) Lessee shall pay rent by electronic transfer or direct to Lessor's lockbox account at Pinnacle Towers Inc., P.O. Box 550094, Tampa, FL 33655-0094 no later than the first day of each calendar month with respect to which it is payable. If payment is not received by the 10th of any month, Lessor has the option to charge a late fee equal to the greater of [CONFIDENTIAL TREATMENT REQUESTED] or [CONFIDENTIAL TREATMENT REQUESTED] per month of the amount due.
            (c) Any security deposit required by a Schedule will be held in a non-interest bearing account and shall be returned to Lessee thirty (30) days following the conclusion of the lease term of the Schedule, provided Lessee is not in default.
            (d) Lessee shall pay all sales or use taxes applicable to rent payable under this Lease or as a direct result of Lessee's equipment being located on the leased premises.

         4. INSTALLATION.
            (a) Lessee shall install and operate only the equipment identified in the Schedule(s), and the cost of Lessee's installation and licensing fees shall be borne solely by Lessee. Lessee shall comply with all site rules and standards contained in Exhibit A to this Lease.
            (b) During installation, Lessee shall not cause interference of any kind to the activities of Lessor or lessees on the site. If such interference is caused by Lessee and cannot be reduced to levels reasonably acceptable to Lessor, Lessee shall immediately halt all installation work, and Lessor may elect to terminate this Lease by giving Lessee ten (10) days written notice.

         5. USES OF LEASED PREMISES.
            (a) Lessee shall use the leased premises and conduct its communications operations in compliance with the terms of its FCC license and applicable regulations imposed by any other governmental agency. Lessee shall, if requested, provide Lessor with copies of such permits. If, through no fault of Lessee, a license is denied, and Lessee promptly notifies and provides evidence to Lessor of the denial, this Lease may be terminated by Lessee thirty
(30) days following such written notification.
            (b) Lessee shall have a non-exclusive right to access the premises twenty-four (24) hours a day, 365 days a year for its employees, agents, or representatives as designated. In accordance with procedures in Exhibit A, Lessee will be issued a key, key card, and/or access code to unlock the gate and transmitter room for maintenance purposes. This key may not be duplicated, loaned, or transferred to any other entity. If this key or keycard is lost or the integrity of security is breached by Lessee, Lessee will bear the expense for Lessor to re-tool the locks, reprogram the security system, and provide new keys and/or keycards for all authorized persons. Lessee shall provide Lessor the name of Lessee's custodian of the key or keycard; should the custodian change, Lessee shall notify Lessor, in writing, of the new custodian's identity within twenty-four (24) hours.
            (c) Before performing any installation or maintenance work at a site, Lessee shall notify Lessor and obtain Lessor's approval of the work to be performed and the persons to perform the work, which approval shall not be unreasonably withheld, delayed or conditioned. All contractors and subcontractors of Lessee who perform any services on the leased premises must be approved by Lessor in advance which approval shall not be unreasonably withheld, delayed or conditioned and must hold all licenses necessary for the work being performed. Lessee shall maintain a log of the entry and exit of its employees and agents and shall make the log available to Lessor upon request.
            (d) Lessee shall not bring onto the site any hazardous substances or hazardous wastes.
            (e) Lessee shall not cause interference of any kind to the operations of the Lessor or other lessees at the site in excess of levels permitted by the FCC, to the extent that Lessor or such lessee had equipment installed at the site prior to the execution of the particular Schedule (the "Present Users") as well as interference to consumer electronic devices and blanketing interference as defined by section 73.318 of the FCC rules. If Lessee is notified that its operations are causing objectionable interference to the legally and properly tuned and operating equipment of the Present Users, Lessee shall immediately undertake all necessary steps to determine the cause of and eliminate such interference. If the interference continues for a period in excess of forty-eight (48) hours following notification, Lessor shall have the right to cause Lessee to cease operating the offending equipment or to reduce the power sufficiently to remove the interference until the condition can be remedied. Lessee shall continue to be obligated to pay rent, and Lessor shall not be held liable for any damages or loss of revenues. If Lessee is required to discontinue its operation under this section for a period of sixty (60) days, and provided Lessee has diligently pursued all reasonable cures and is unable to eliminate the interference, then Lessee shall have the right to terminate this Lease. Provided Lessee's equipment is operating properly, if the operations of any equipment installed after Lessee's equipment cause objectionable interference to Lessee's operation, then Lessor shall require the interfering lessee or party to remedy the interference and bear the costs thereof.
            (f) Lessee understands that it is the intention of Lessor to accommodate as many users as possible at its sites. Lessee shall cooperate with Lessor in rescheduling its transmitting activities, reducing power, or interrupting its activities for limited periods of time in order to permit the safe installation of new equipment or new facilities at the site or to permit repairs to facilities of any user of the site or to the site or related.
            (g) Lessor makes no guaranty or warranty, including any implied warranty of merchantability or fitness for a particular use except as specifically stated in this Agreement or the Schedules. Lessee has examined the leased premises and determined that they are suitable for its purposes.

         6. UTILITIES. Lessee shall pay all installation costs for electrical power feeds, phone lines, and other utilities to its equipment. Lessee shall pay for all Lessee's electrical power usage either directly to the utility company or as a reimbursement to Lessor.

         7. INSURANCE. (a) Insurance requirements for Lessee and Lessee's contractors contained in exhibit B. (b) Insurance requirements for Lessor and Lessor's contractors contained in exhibit C.

         8. MAINTENANCE OF SITE.
            (a) Lessor shall maintain the site(s) in good repair, ordinary wear and tear excepted, and in compliance with applicable sections of Part 17 of the FCC's rules pertaining to lighting, marking, inspection, and maintenance. In cases where such FCC regulations require the painting of Lessee's feedlines, Lessee hereby consents to such painting.
            (b) Lessee shall maintain its equipment in accordance with standards of good engineering practice to assure that it conforms with the site standards in Exhibit A and shall at the conclusion of a Schedule surrender possession of the leased premises to Lessor in the same condition they were at the commencement of the Schedule, ordinary wear and tear excepted.

         9. ALTERATION BY LESSEE.
            (a) Lessee may not make improvements or alterations to the tower(s), building(s), or any portion of the premises without the expressed written permission of Lessor, which approval shall not be unreasonably withheld, delayed or conditioned. Any such improvements that are approved by Lessor and made by Lessee shall become the property of Lessor upon termination or expiration of this Lease, provided however, that any cabinets, equipment shelters, equipment, antennae, antennae systems, etc. shall remain the property of Lessee.
            (b) Lessee may make changes and alterations in its equipment provided that (i) such changes or alterations conform with standards of good engineering practice and the provisions of Section 5, (ii) plans and specifications are first submitted to and approved in writing by Lessor, which approval shall not be unreasonably withheld, delayed or conditioned and (iii) any proposed changes or alterations do not increase the "wind loading" of the tower. At Lessor's request, Lessee will provide an independent professional analysis of "wind loading" and stress to determine any changes that equipment replacements or alterations would cause. Notwithstanding the foregoing, the Lessee shall have the right to perform and do routine maintenance upon its equipment.

         10. SITE DAMAGE; DAMAGE TO LESSEE'S EQUIPMENT; SERVICE INTERRUPTION.
            (a) If a site is fully or partially destroyed or damaged, Lessor, at its option, may elect to terminate a Schedule upon ten (10) days written notice to the Lessee. In this event, Lessee shall owe rent only up to the date on which Lessee was unable to conduct its normal operations solely due to the damage or destruction of the site.
            (b) Lessor, at its option, may elect to repair or rebuild the site, in which case, the Schedule shall remain in force. If reconstruction or repair cannot reasonably be undertaken without dismantling Lessee's antenna, then Lessor may remove Lessee's antenna and interrupt Lessee's operations, thereafter replacing the antenna as soon as reasonably possible. Lessee shall be entitled to a pro rata abatement of rent for the time it is unable to conduct its normal operations as a result of such total or partial destruction or damage or need of repair.
            (c) Under no circumstances whatsoever shall Lessor be responsible for damage to or loss of Lessee's equipment, or for financial loss due to business interruption, unless by Lessor's willful misconduct or neglect.
            (d) Lessor shall incur no liability to Lessee for failure to furnish space and/or electrical power if prevented by war, fires, accidents, acts of God, or other causes beyond its reasonable control. During such period, Lessee shall be entitled only to a pro rata abatement of rent for the time it is unable to conduct substantially normal operations as a result of such circumstances, except that Lessee shall not be entitled to any abatement for outages of less than twenty-four (24) hours consecutive duration.

         11. EMINENT DOMAIN. If the land or leased premises upon which a tower, foundation, or building is located are acquired or condemned under the power of eminent domain, whether by public authority, public utility, or otherwise, then the applicable Schedule shall terminate as of the date of the acquisition. Lessor shall be entitled to the entire amount of any condemnation award, and Lessee shall be entitled to make claim for and retain a condemnation award based on and attributable to the expense and damage of removing its fixtures.

         12. INDEMNIFICATION. (a) Lessee shall indemnify, hold harmless, and defend Lessor for and against any and all liabilities, claims, demands, suits, damages, actions, recoveries, judgments, and expenses (including court costs, reasonable attorneys' fees, and costs of investigation) resulting from injuries to or death of any person or any damage to property or loss of revenues due to discontinuance of operations at the leased premises resulting from, or that is claimed to result from or arise out of any act or omission of Lessee or its contractors, subcontractors, agents, or representatives in or around the leased premises or any breach of this Lease by Lessee, except to the extent such liabilities are caused by the negligence, willful misconduct or gross negligence of Lessor or its contractors, subcontractors, agents, employees or representatives.
            (b) Lessor shall indemnify, hold harmless, and defend Lessee for and against any and all liabilities, claims, demands, suits, damages, actions, recoveries, judgments, and expenses (including court costs, reasonable attorneys' fees, and costs of investigation) resulting from injuries, to or death of any person or any damage to property or loss of revenues due to discontinuance of operations at the leased premises resulting from, or that is claimed to result from or arise out of any act or omission of Lessor or its contractors, subcontractors, agents, or representatives in or around the leased premises or any breach of this Lease by Lessor, except to the extent such liabilities are caused by the negligence, willful misconduct or gross negligence of Lessee or its contractors, subcontractors, agents, employees or representatives.

         13 ASSIGNMENT. Lessee shall not assign, mortgage, or encumber this Lease and shall not sublet or permit the leased premises or any part thereof to be used by others without the express written approval of Lessor, which consent shall not be unreasonably withheld, delayed. or conditioned. No sublease or authorized use by others shall relieve Lessee of its obligations under this Lease. Lessor may assign, mortgage, or encumber its rights under this Lease at any time.

         14. DEFAULT BY LESSEE. If Lessee fails to make payments within ten (10) days of date due, or fails to comply with any other term of this Lease and does not cure such other failure within thirty (30) days after Lessor provides Lessee with written notice, Lessor shall have the option to terminate this Lease or any Schedule, in which event Lessee shall surrender possession of the leased premises within ten (10) days, or to pursue any other remedy available to Lessor under this Lease or otherwise provided by law or equity. If any default cannot be reasonably cured within thirty (30) days, Lessee will not be deemed to be in default if Lessee commences curing such default and thereafter diligently pursues such cure to completion. Lessor may also apply any or all of the deposit or prepaid rent to cure a default. Lessee shall be liable for all expenses incurred by Lessor for recovery, and repossession by Lessor shall not affect the obligations of Lessee for the unexpired term of a Schedule unless Lessor terminates the Schedule or this Lease.

         15. DEFAULT BY LESSOR. If Lessor fails to cure any monetary defaults within ten (10) days of written notice from the Lessee, or fails to comply with any other term of this Lease and does not cure such other failure within thirty
(30) days after Lessee provides Lessor with written notice, Lessee shall have the option to terminate this Lease or any Schedule, or to pursue any other remedy available to Lessor under this Lease or otherwise provided by law or equity, including without limitation an action for damages. If any default cannot be reasonably cured within thirty (30) days, Lessor will not be deemed to be in default if Lessor commences curing such default and thereafter diligently pursues such cure to completion.

         16. REMOVAL OF LESSEE'S EQUIPMENT. At the termination of a Schedule, provided Lessee is not in default, Lessee shall have thirty (30) days to remove its equipment. Lessee shall pay all costs in connection with the removal.

         17. SUBORDINATION. This Lease is and shall be subject and subordinate to all mortgages that may now or hereafter affect the leased premises and to all renewals, modifications, consolidations, replacements, and extensions thereof; provided, however, as a condition precedent to any such subordination, the party secured by such instrument shall covenant for itself and any purchaser at foreclosure not to disturb Lessee's quiet enjoyment so long as Lessee is not in default hereunder. This subordination shall be self-operative and no further instrument of subordination shall be required by any mortgagee. However, upon written request from Lessor, Lessee shall execute a certificate confirming such subordination.

         18. LIENS. Lessee shall not suffer or permit any liens to stand against the leased premises or any part thereof by reason of any work, labor, service, or materials done for, or supplied for, or supplied to or claimed to have been done for, or supplied to, Lessee or anyone holding Lessee's property or any part thereof through or under Lessee ( "Mechanics' Liens"). If any Mechanics' Lien shall at any time be filed against the leased premises, Lessee shall cause it to be discharged of record within thirty (30) days after the date of filing by either payment, deposit, or bond. If Lessee fails to discharge any such Mechanics' Lien within such period, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, procure the discharge of the Mechanics' Lien. All amounts incurred by Lessor, including reasonable attorneys' fees, in procuring the discharge of such Mechanics' Lien, together with interest thereon at 12% per annum from the date of incurrence, shall become due and payable immediately by Lessee to Lessor.

         19. ESTOPPEL CERTIFICATES. At any time, but not with less than ten (10) days prior notice, Lessee shall execute, acknowledge, and deliver to Lessor a statement in writing certifying that this Lease and applicable Schedule(s) are unmodified and in full force and effect (or, if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), and the dates to which rent and other charges, if any, have been paid in advance.

            20. MISCELLANEOUS. (a) The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other parties hereto.
            (b) Should Lessor permit a continuing default by Lessee under this Lease, the obligations of Lessee hereunder shall continue, and such permissive default shall not be construed as a renewal of the term hereof nor as a waiver of any of the rights of Lessor or obligations of Lessee hereunder.
            (c) In addition to the other remedies in this Lease, and anything contained herein to the contrary notwithstanding, Lessor shall be entitled to specific performance or injunctive relief of any violation or attempted or threatened violation of this Lease by Lessee without the necessity to post a bond.
            (d) This Lease may be executed in counterparts, and any number of counterparts signed in the aggregate by the parties will constitute a single, original instrument.
            (e) This Lease, including the exhibits, schedules, lists and other documents referred to herein, contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants, or understandings other than expressly set forth herein or therein. This Lease supersedes all prior agreements and understandings between the parties with respect to its subject matter. No modification of this Lease shall be effective unless contained in a writing signed, dated and fully witnessed by the authorized representative of both parties.
            (f) All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally by FAX by courier or mailed (certified mail, postage prepaid, return receipt requested) to Lessor at the address shown herein and to Lessee at the address shown on a Schedule or to such other address as any party may have furnished to the other in writing in accordance with this provision.
            (g) This Lease shall be governed by, construed and enforced in accordance with the laws of the state of Florida without regard to its conflict of laws rules.


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                             [SIGNATURE PAGE ONLY]













IN WITNESS THEREOF, this Lease has been duly executed and delivered by Lessor and Lessee on the date indicated below.

                                         LESSOR: PINNACLE TOWERS INC.

WITNESS:____________________________     BY:_______________________________

                                             Veronica E.  Allgeier
                                             Regional Sales Manager

WITNESS:____________________________     DATE:_____________________________

                                         LESSEE: TRITEL COMMUNICATIONS, INC.

WITNESS:____________________________     BY:_______________________________
                                             Jerry M.  Sullivan, Jr.
                                             Executive Vice President, COO

WITNESS:____________________________     DATE:_____________________________

                                   EXHIBIT A

                                       TO

               PINNACLE TOWERS INC. MASTER ANTENNA SITE LEASE #D41

                             ANTENNA SITE STANDARDS

         1. PURPOSE: In order to minimize interference to every Lessee's operations and equipment, and to maintain good engineering practice, the following installation and maintenance standards are being established and may be amended by Lessor when deemed necessary.

         2. PRE-INSTALLATION STANDARDS: Prior to any installation, Lessee must provide Lessor with complete plans for approval, including list of proposed equipment and subcontractors, and no work may be performed until approval has been given and all criteria has been met. All equipment must be placed in approved locations only, and any changes must be approved by Lessor before the installation begins. The Lessor or its representative shall be on-site during major work on the tower. Such approvals must not be unreasonably withheld, delayed or conditioned. Lessee shall provide the Lessor such plans and in the event that the Lessor does not object to such plans prior to the expiration of thirty (30) days, the Lessor will be deemed to have approved such plans. Lessee must notify the Lessor at least five (5) days in advance of any installation work. Following initial installation, routine maintenance work to Lessee's equipment may be performed without prior notice.

         3. INSTALLATION:

            (a) The following minimum protective devices must be properly installed:
               (1) Lightning arrestor in feedline at wall feedthru plate for all non-broadcast antennas.
               (2) Surge protectors in any AC & phone line circuit.
               (3) Transmitter RF shielding kit if applicable.
               (4) Isolator and harmonic filter.
               (5) Duplexer or cavity bandpass filter.

            (b) All transmitters, duplexers, isolators, multicouplers, etc. must be housed in a metal cabinet or rack-mounted.
            (c) All transmission lines entering the building must be 1/2'
                Heliax/Wellflex or better via a wall feedthru plate, terminating in a properly installed lightning arrestor with an ID tag on both ends of the line.
            (d) Solid outer shield cable such as Superflex or Heliax/Wellflex must be used for all intercabling outside the cabinet. The use of braided RF cable (eg; RG8) will NOT be permitted outside the cabinet to minimize RF leakage which could cause interference.
            (e) All antenna, power and phone cables shall be routed to the base station in a neat manner using routes provided for that purpose. All phone lines shall use shielded cable properly grounded.
            (f) All stations are to obtain power from the power panel and/or AC receptacle provided for their specific use.
            (g) All RF equipment cabinets must be grounded to the site ground system using copper strap or ribbon cable with cadweld or silver solder connections.
            (h) All antenna lines shall be electrically bonded to the tower at the antenna and at the bottom of the tower using grounding kits installed per manufacturer's specifications, and all antenna brackets must be pre-approved.
            (i) All equipment cabinets shall be identified with a typed label under plastic on which the Lessee's name, address and 24-hour phone number must be listed, in addition to a copy of Lessee's FCC license.
            (j) Monitor speakers shall be disabled except when maintenance is being performed.
            (k) All antenna lines will be tagged within twelve (12) inches of the antenna, at the entrance to the building, at the repeater or base station cabinet, and/or at the multicoupler/combiner ports.
            (l) No drilling, welding or alteration of the tower is permitted for any reason.
            (m) All ferrous metals located outside of the building or on the tower shall be either stainless steel or hot-dipped galvanized, not plated.
            (n) Painted towers will require the painting of feedline by the
                Lessee prior to or before completion of the install.

4. GENERAL:     Lessee must comply with any applicable instructions regarding any site security system.
            (a) Gates shall remain closed at all times unless entering or exiting the premises. When leaving the building, ensure that all doors are locked and the security system is armed.
            (b) Any tower elevator may be used only after receiving proper instruction on its use, signing a waiver and receiving authorization from the Lessor.
            (c) This lease does not guarantee parking space. If space is available, park only in the designated areas. Do not park so as to block any ingress or egress except as may be necessary to load or unload equipment. Parking is for temporary use while working at the site.
            (d) Do not adjust or tamper with the thermostats or HVAC systems.
            (e) Access to the building roof is restricted to authorized maintenance personnel.

                                   EXHIBIT B

                                       TO

              PINNACLE TOWERS INC. MASTER ANTENNA SITE LEASE #D41

        INSURANCE FOR LESSEE AND LESSEE'S CONTRACTORS AND SUBCONTRACTORS

Lessee, its contractors and its subcontractors will provide certificates of insurance with Lessor named as "additionally insured" on policies except workers compensation showing the insurance in force with a thirty (30) days day notice of cancellation, non-renewal or material change. Certificate must be site specific. In addition, it is the Lessee's responsibility to communicate to Lessor, forty eight (48) hours in advance, when any work (other than emergency work) will be taking place at tower site. Coverage for Lessee, Lessee's contractors and subcontractors are as follows:

Insurance: Before commencement of any lease term under the schedule, Lessee, Lessee's contractors and subcontractors operations shall procure and maintain insurance coverage covering all of Lessee's, its contractors and subcontractors operations and activities in, upon or in conjunction with the leased premise.

The insurance shall be provided in companies legally qualified to transact business in the State where the site is located in companies with an AM Best Rating of A-: VIII or greater with the following minimum limits.

Lessor shall be added as an additional insured on Lessee's policies except workers compensation.

A certificate of insurance naming the Lessor as an additional insured and showing the insurance in force shall be delivered to the Lessor with a thirty
(30) day notice of cancellation, non-renewal or material change.

Lessee agrees that the insurance coverage's outlined above may be maintained pursuant to master policies of insurance covering the specific site locations but requires that limits shall not be reduced at the Lessor's site by activities at the Lessee's other sites or operations. Limits of coverage are named site specific.

Primary Insurance Requirements - Lessee and all Lessee's contractors and / or subcontractors.

Property: Lessee is responsible for insuring for all loss or damage to their property or the property of others for which they are responsible including loss of use or business interruption. Lessor assumes no responsibility for damage occurring to Lessee's, Lessee's contractors and / or subcontractors real, personal property and / or business interruption regardless of location.

Business Automobile Liability: Bodily Injury and Property Damage Liability or owned, hired and non-owned vehicles:

Combine Single Limit                                $ 1,000,000.00
Commercial General Liability: Including but not limited to bodily injury liability, property damage liability, products and completed operations liability, broad form property damage liability and personal injury liability:

Policy Form                                            Occurrence
General Aggregate Limit                             $ 1,000,000.00
Products & Completed Operations Limit               $ 1,000,000.00
Personal Injury & Advertising Injury Limit          $ 1,000,000.00
Each Occurrence Limit                               $ 1,000,000.00
Fire Damage Limit                                   $    50,000.00
Medical Expense Limit                               $     5,000.00

                                       TO

              PINNACLE TOWERS INC. MASTER ANTENNA SITE LEASE # D41

        INSURANCE FOR LESSEE AND LESSEE'S CONTRACTORS AND SUBCONTRACTORS

Workers Compensation:

Requirements for the State of the site location             Statutory
Employers Liability
Limit each accident                                       $ 100,000.00
Limit disease aggregate                                   $ 500,000.00
Limit disease each employee                               $ 100,000.00

Excess Insurance Requirements - Lessee and all Lessee's contractors and / or subcontractors - Specific Functions

Lessee will require contractors working on the leased site in the capacity of General Site Maintenance limited to: Grounds and vegetation maintenance and installation not requiring heavy equipment. Minor repairs and installations to existing facilities (locks, plumbing, fencing, air conditioning, etc.) will carry an umbrella / excess liability in excess of the business automobile, commercial general liability and workers compensation of a minimum of:

Each occurrence limit                                     $1,000,000.00
General aggregate limit                                   $1,000,000.00

Lessee will require contractors working at the Tower site only but not on the Tower itself, excluding the above functions, to carry an umbrella excess liability in excess of the business automobile, commercial general liability and workers compensation with total minimum limits of:

Each occurrence limit                                     $3,000,000.00
General aggregate limit                                   $3,000,000.00

Lessee will require contractors working at the Tower site in any capacity which requires climbing the tower, to carry an umbrella/excess liability in excess of the business automobile, commercial general liability and workers compensation totaling of a minimum of:

Each occurrence limit                                     $5,000,000.00
General aggregate limit                                   $5,000,000.00

The Lessee and Lessee's representatives, contractors and independent contractors, are not related to the Lessor other than by this lease of space at the site.

               ANTENNA SITE LEASE SCHEDULING NO.: 070210006D4101
                       MASTER ANTENNA SITE LEASE NO.: D41

                                Lease Reference:
                                Page (1) of (2)

This Antenna Site Lease Schedule is an integral part of the Master Antenna Site Lease referred to above, the terms of which are hereby incorporated herein. If there is a conflict between the terms of this Schedule and the Lease, this Schedule shall prevail.

LESSOR:           Name:                 Pinnacle Towers Inc.
                  Address:              1549 Ringling Boulevard, Third Floor
                  City/State/Zip:       Sarasota, FL 34236
                  Phone:                (941) 364-8886                           Fax: (941) 364-8761

LESSEE:           Name:                 Tritel Communications, Inc.
                  Address:              1410 Livinston Lane
                  City/State/Zip:       Jackson, MS 39213-8003
                  Entity Type:          Corporation                              Business Type: PCS
                  Contact(s):           Ken Harris
                  Phone:                (601) 362-2200                           Fax: (601)362-2664

SITE:             Name:                 Clarksville (#0210-006)
                  Address:              Toliver Court
                  City/County/State:    Clarksville/Montgomery/TN 37040
                  Coordinates:          Latitude: 36-35-26.93                    Longitude: 087-20-48.18


INITIAL MONTHLY RENTAL RATE: $[CONFIDENTIAL TREATMENT REQUESTED] per month plus any additional rent as specified herein.

STRUCTURAL ANALYSIS FEE: $[CONFIDENTIAL TREATMENT REQUESTED] (Engineering assessment letter only) due prior to commencement of Initial Term. Lessor hereby warrants that it shall commence in good faith efforts to structurally analyze improve if be necessary, the above named facility, for use by Lessee in the operation of its communications systems as described herein.

INITIAL TERM: Five (5) years commencing on the earlier of the start date of installation, but not later than December 1, 1998.

RENEWAL TERM(S): Five (5 ) automatic terms of five (5) years each unless written notice is given by Lessee to Lessor ninety (90) days prior to the end of the then-current term, of Lessee's intent to not renew next term.

ESCALATION FEE: An annual [CONFIDENTIAL TREATMENT REQUESTED] escalation fee or will automatically go into effect each anniversary of the "commencing" date throughout the initial and each successive term.

INSURANCE: Within five (5) days from the signing of this agreement, Lessee will provide Lessor with a "Certificate of Insurance" naming Pinnacle Towers Inc. as "Additionally Insured". Such certificate will be specific to this site only and shall carry general liability in the amounts as specified on attached Exhibit "B" titled "Insurance for Lessee's Contractors and Subcontractors".

UTILITIES: Lessee shall be solely liable for all utility expenses relating to its installation and equipment. Lessee's electrical service shall be separately metered, and Lessee shall be fully responsible for all costs associated with metering, including the cost of its installation and usage.

GROUND SPACE: The placement of Lessee's slab and / or building on available ground space must be pre-approved by Lessor prior to installation. No changes to this placement shall be allowed without prior written approval. All pre-installation of said pad will be coordinated through the appropriate site manager of said facility. No changes to this placement slab/platform will be allowed without prior approval from Lessor. Lessee shall be solely liable for all expenses related to installation of said pad/platform as well as modifications to compound fending to enclose Lessee's equipment.

PARTIAL INVALIDITY: The invalidity of one or more phrases sentences, clauses, sections or articles contained in this Schedule shall not affect the remaining portions so long as the material purposes of this Schedule can be determined and effectuated.

Lessee's FCC License/Call Sign:____________Expiration Date:_______________


                                                              INITIALS:_________

                ANTENNA SITE LEASE SCHEDULE NO.: 070210006D4101
                       MASTER ANTENNA SITE LEASE NO.: D41
                    Lease Reference:________________________

                                Page (2) of (2)

[X] Lessee owned antenna(s) OR _____________Multiplexer port of Lessor's antenna

   (1) TO BE INSTALLED ON TOWER:
# of Antennas: 6 # of Feedlines: 6
       Ant # 1 -6 Transmit: [X] Receive: [X]
          Mounting Height: 290 feet Tower leg: _____ Antenna Weight:_____ lbs ea
                 Antenna Mfg/Model: DAPA / 59000 Length: 70.3"
                       Antenna Mount: Pipe Mount Fix 904 Weight: 14.6 lbs .
                                Feedline Mfg/Type: Andrew Diameter: 1-5/8"

   (2) TO BE INSTALLED: LESSEE'S BUILDING / OUTDOOR PAD/SLAB: [X]
Equipment Mfg/Model: Lucent PCS TDMA Type III Digital:[X]
Type (Terminal, Transmitter, Repeater, etc,): PCS Radio Base Station
# of Cabinets: 2 # of Channels: 3 Ground Space Requested: 9x 13 or 117 sq ft
Power Requirements (Voltage): 220 Volts         AC BTU Requirements: N/A
Required AC Breaker Amps: 125                   AC Line Voltage: 220
Transmit Power of Equipment: 30 Watts Effective Radiated Power (ERP): 375 Watts Transmit Frequencies: PCS "B" Band
Receive Frequencies: PCS "B" Band
Filters/Duplexers: _______________

D) TOWER CREW

Company Name: ______________Contact Name: ____________Phone #: __________Fax #:

INSTALLATION: Lessee shall install and operate only the equipment identified in the Schedule(s), and the cost of Lessee's installation and licensing fees shall be borne solely by Lessee. Lessee shall comply with all site rules and standards contained in Exhibit A to this Lease. During installation, Lessee shall not cause interference of any kind to the activities of Lessor or lessees on the site. If such interference is caused by Lessee and cannot be reduced to levels reasonably acceptable to Lessor, Lessee shall immediately halt all installation work, and Lessor may elect to terminate this Lease by giving Lessee ten (10) days written notice.

NOTE:
-----

For additional site standards please refer to attached Exhibit "A" titled "Antenna Site Standards" For additional insurance requirements, please refer to attached Exhibit "B" titled "Insurance for Lessee's Contractors and Subcontractors".

    THIS SCHEDULE CONTAINS, IN ITS ENTIRETY, LESSEE'S INVENTORY OF EQUIPMENT
                       SPECIFTC TO THIS RENTAL AGREEMENT.



                                                LESSOR: PINNACLE TOWERS INC.

WITNESS:_______________________________         BY:___________________________________________
                                                    Veronica E.  Allgeier, Regional Sales Manager

WITNESS:_______________________________         DATE:_________________________________________


                                                LESSEE: TRITEL COMMUNICATIONS, INC.

WITNESS:_______________________________         BY:____________________________________________

WITNESS:_______________________________         DATE: October 19, 1998
                                                                  Jerry M.  Sullivan, Jr.

                                                PRINT NAME & TITLE Executive Vice President/
                                                Chief Operating Officer


                                    ADDENDUM
                                MASTER LEASE #D41
                                   PAGE 1 OF 2

Notwithstanding anything to the contrary contained in the master lease, Lessor and Lessee agree to the following caveats:

1. Notwithstanding anything contained in Paragraph 5(c), Lessee maintains the right to perform routine maintenance on its equipment at the Site without the prior notice to and the consent of the Lessor.

2. Notwithstanding anything contained in Paragraph 5(g) , Lessee is unable to unilaterally determine that each site is or will be suitable for its purposes. Lessee agrees however, by virtue of each executed Site specific Lease Schedule that it thereby individually acknowledges Site suitability and acceptability.

3. Notwithstanding anything contained in Paragraph 10(c), Lessor shall not be responsible for any incidental or consequential damages incurred resulting from (i) Lessee's (or any party claiming by, through or under Lessee) use or Lessee's (or any party claiming by, through or under Lessee) inability to use the Premises (or any portion thereof), or from (ii) damage to Lessee's (or any party claiming by, through or under Lessee) equipment which is caused by the negligence of Lessor. Lessee shall not be responsible for any incidental or consequential damages incurred resulting from (I) Lessor's (or any party claiming by, through or under Lessor) use or Lessor's (or any party claiming by, through or under Lessor) inability to use the Property, the Tower or the Premises (or any portion thereof) or from (ii) damage to the Tower, the Property, the Premises, or equipment or property of the Lessor (or any party claiming by, through or under the Lessor) which is caused by the negligence of Lessee.

4. Lessor hereby represents and warrants to Lessee that Lessor has good and marketable title to its leasehold interest in the Premises on each schedule and to its interest in an access easement and utility easement to each site on each schedule and that it has complete, good and marketable access to each site on each schedule, free and clear of all liens and encumbrances except those described herein to each Schedule. Lessor will warrant and defend the same to Lessee against the claims and demands of all persons and entities. Lessor, upon request of Lessee, will make available to Lessee any and all title insurance policies or commitments regarding each site on each Schedule as may be in Lessor's possession. Further, Lessor will assist Lessee, at no cost or expense to Lessor, in obtaining a commitment or title insurance policy covering the Premises on each site on each schedule. Lessor further represents and warrants that all utilities (including without limitation telephone and electricity) are connected to and available at each site on each Schedule.

5. Lessor hereby represents and warrants that all operations conducted by Lessor in connection with the Tower and the premises located on each Schedule meet all applicable state, federal, county, and local codes and regulations and that all permits and approvals necessary for the operation of each tower and communications facility at each site on each Schedule have been obtained, are in full force and effect and have not been rescinded, modified, revoked, altered or terminated. Lessor agrees that it will conduct its operations in the future in accordance with all such codes and regulations. Lessor is not required to obtain any consent under any ground lease, mortgage, deed of trust, or other instrument encumbering the leased premises located on each Schedule in order for Lessee to construct, operate, maintain, or access Lessee's communications facility on each site on each Schedule.

6. During the term of the Lease, Lessee will substantially comply with all applicable state, federal, county, and local laws, codes, and regulations relating to Lessor's use of the leased premises on each Schedule. Lessor will not commit or suffer to be committed any waste on the Premises or any nuisance on each site on each Schedule.

                               Master Lease #D41
                                   PAGE 2 OF 2

7. Pursuant to paragraph 20(g), the terms and conditions of the Lease will be governed by the laws of the State within which the Leased Premises is located.



                                            LESSOR: PINNACLE TOWERS INC.

WITNESS:_______________________________     BY:___________________________________________
WITNESS:_______________________________     DATE:_________________________________________
                                            LESSEE: TRITEL COMMUNICATIONS, INC.

WITNESS:_______________________________     BY:____________________________________________
                                                              JERRY M. SULLIVAN, JR.
                                                             EXECUTIVE VICE PRESIDENT/

                                                              CHIEF OPERATING OFFICER

WITNESS:_______________________________     DATE:__________________________________________

                  ANTENNA SITE LEASE SCHEDULE #055097001N0003
                       MASTER ANTENNA SITE LEASE NO.: D41
                                  TriTel Ref #

                                 Page (1) of (2)

This Antenna Site Lease Schedule is an integral part of the Master Antenna Site Lease referred to above, the term of which are incorporated herein. If there is a conflict between the terms of this Schedule and the Lease, this Schedule shall prevail.


LESSOR:              Name:               Pinnacle Towers Inc.                              Phone:  (941)364-8886
                     Address:            1549 Ringling Boulevard, Third Floor                Fax:  (941)364-8761

                     City/State/Zip:     Sarasota, FL 34236

                                                                                          Phone:  (601) 362-2200

LESSEE:              Name:               TriTel Communications, Inc.

                     Address:            1410 Livingston Lane                                Fax:  (601)362-2664
                     City/State/Zip:     Jackson, MS 39213-8003
                     Entity Type:        Business Type: Corporation              Business Type: PCS

CONTACT(S):  Turpin  Mott,  AgentMgr  (SpectraSite);  E/M:  mottt@spectrasiteservices.com  / P:  601-898-6283  / F:
             601-898-6286 Ken Harris,  Dir/Site Acquis (TriTel) E/M:  kharris@suncompcs.net;  Phone:  601-898-6209
             / F: 601-898-6216

SITE:                Name:               Ridgeland                  <Tower ID # 5097-001
                     Address:            6735 Richmond Grove Road
                     City/County/State:  Ridgeland(Madison County), MS
                     Coordinates:        Latitude: N34-36-59.99     Longitude: W087-03-59.55


INITIAL RENTAL RATE: $[CONFIDENTIAL TREATMENT REQUESTED] PER MONTH plus any applicable sales tax and additional rent, as specified herein.

CAPITAL EXPENSE (NON-REFUNDABLE): $[CONFIDENTIAL TREATMENT REQUESTED] DUE PRIOR
                           TO COMMENCEMENT OF THE INITIAL TERM FOR UTILITIES ACCESS. LESSEE WILL BE RESPONSIBLE FOR ALL CONTRACTOR EXPENSES RELATIVE TO CONNECTING ITS EQUIPMENT TO THE UTILITIES SERVICE NOW PRESENT AT THE SITE.

DUE DILIGENCE (NON-REFUNDABLE FEE): $[CONFIDENTIAL TREATMENT REQUESTED] DUE BY
                           3/L/99. Lessee shall have a Due Diligence period beginning 3/L/99, not to exceed 5/31/99 for Lessee and its agents, surveyors and other representatives to have full access to the Site for the sole purpose of determining through geological, radio frequency, and engineering testing the feasibility or suitability of the Site for Lessee's permitted use. If, in the sole and absolute opinion of Lessee, the Site is deemed unsuitable for such use, Lessee shall have the right at any time prior to the expiration of the Due Diligence period to terminate this Schedule by providing written notice of termination to Lessor, and Lessee shall remove all testing equipment and restore any disturbance to the Site caused by such testing within ten (10) days following such written notification.

INITIAL TERM:              Five (5) years commencing on the earlier of the start
                           date of install but no later than 6/1/99.
RENEWAL TERM(S):           Up to four (4) automatic terms of five (5) years each
                           unless written notice is given by Lessee tol essor no less than ninety (90) days prior to the end of the then-current term, of Lessee's intent to not renew next term.

ESCALATION                 FEE: An annual escalation fee of [CONFIDENTIAL
                           TREATMENT REQUESTED] or the Consumer Price Index, whichever is larger, will automatically go into effect on the anniversary of the commencement date throughout the Initial Term and each successive
                           Renewal Terms.

INSURANCE:                 Within five (5) days from the signing of this
                           agreement, Lessee will provide Lessor with "Certificate of Insurance" naming Pinnacle Towers
                           Inc. as "Additionally Insured". Such certificate will be specific to this site only and shall carry general liability in the amounts as specified on attached
                           Exhibit "A" entitled "Insurance for Lessee and
                           Lessee's Contractors and Subcontractors".

                           THIS AGREEMENT IS THE INITIAL AGREEMENT FOR THIS SITE BETWEEN LESSEE AND LESSOR. IT DOES NOT SUPERSEDE ANY OTHER.

                                                               INITIALS:_______

                  ANTENNA SITE LEASE SCHEDULE #055097001N0003

                       MASTER ANTENNA SITE LEASE NO.: D41
                                  TriTel Ref #

                                 Page (2) of (2)

    LESSEE'S FCC LICENSE/CALL SIGN: ______________ EXPIRATION DATE: _________

   X LESSEE OWNED ANTENNA(S) OR ___ MULTIPLEXER PORT OF LESSOR'S ANTENNA

A)  TO BE MOUNTED ON THE TOWER: # of Antennas: Six (6)   # of Feedlines: Six (6)
         ANT #1 - #3:    Transmit Only: X            Mounting Height: 250'
         Azimuths:   10, 130 & 250 degrees   Antenna Mfg/Model: ALLGON 7200.01
         Length 74.8" ea.   Antenna Weight:  22.1  lbs ea    Antenna Mount:
         Antenna Mount Weight: ____   Feedline Mfg/Type: CommScope or Trilogy
         Feedline Diameter:    1-5/8"

         ANT #4 - #6: Receive Only: [X] Mounting Height: 250'
                  Azimuths: 10, 130 & 250 degrees
                  Antenna Mfg/Model: ALLGON 7251.01      Length 75" ea.
                  Antenna Weight.   17.6  lbs ea       Antenna Mount:
                  Antenna Mount Weight:
                  Feedline Mfg/Type:  CommScope or Trilogy
                  Feedline Diameter:   1-5/8"

B) TO BE INSTALLED IN LESSEE'S OUTDOOR SHELTER ON PAD:
            Equipment Mfg/Model:   Ericsson/SCCB RBS 884 Macro    Digital: [X]
            Analog: [ ]
            Type (Terminal, Transmitter, etc,): Transceiver
            #of Cabinets: One (1)  Cabinet Dimen: N/A
            Ground space requested: Up to 12' x 18' <234 sq ft>*
            Power Requirements: 220    Volts AC BTU Requirements: N/A
            Required AC Breaker Amps: 100 Amps
            AC Line Voltage: 220 Volts
            Maximum AC Current Draw @ Given Line Voltage:  42  Amps
            Transmit Power of Equipment: 30Watts
            Effective Radiated Power (ERP):  500   Watts
            # of Channels: PCS "B" Block
            Transmit Frequencies: 1950 - 1965 MHz
            Receive Frequencies:1870 - 1885 MHz
            Filters:   As required     Note: N/A  .

C) TOWER CREW... Company Name: _______________________________________________

Contact Name: ____________________ Phone #: _____________ Fax #:______________

NOTE: * THE PLACEMENT AND SIZE OF LESSEE'S SLAB AND/OR BUILDING ON AVAILABLE GROUND SPACE WILL BE PRE-APPROVED BY LESSOR PRIOR TO INSTALL AND SHALL BE INCLUDED IN THIS SCHEDULE AS "EXHIBIT B". NO CHANGES TO THIS PLACEMENT SHALL BE ALLOWED WITHOUT PRIOR APPROVAL AND AN AMENDED "EXHIBIT B" TO THIS SCHEDULE.

LESSEE SHALL BE SOLELY LIABLE FOR ALL UTILITY COSTS RELATING TO THE INSTALLATION AND OPERATION OF ITS EQUIPMENT. LESSEE'S SERVICE SHALL BE SEPARATELY METERED AND LESSEE SHALL BE FULLY RESPONSIBLE FOR ALL COSTS ASSOCIATED WITH THE INSTALLATION OF THAT METER AND ITS USAGE.

THIS SCHEDULE CONTAINS, IN ITS ENTIRETY, LESSEE'S LISTING OF EQUIPMENT AT THIS SITE.


                                               LESSOR: PINNACLE TOWERS INC.

WITNESS:_______________________________        BY:___________________________________________

                                                           Barbara H.  Gonshor
                                                           Senior Regional Sales Manager

WITNESS:_______________________________        DATE:_________________________________________

                                               LESSEE: TRITEL COMMUNICATIONS, INC.

WITNESS:_______________________________        BY:____________________________________________
                                                           Jerry M.  Sullivan, Jr.
                                                           Executive Vice President & COO

WITNESS:_______________________________        DATE:__________________________________________

                                   EXHIB1T A
                                       TO
                              PINNACLE TOWERS INC.
                   ANTENNA SITE LEASE SCHEDULE #055097001N0003
                       MASTER ANTENNA SITE LEASE NO.: D41
                                  TriTel Ref #
                                 Page (1) of (2)

        INSURANCE FOR LESSEE AND LESSEE'S CONTRACTORS AND SUBCONTRACTORS
        ----------------------------------------------------------------

Lessee, its contractors and its subcontractors will provide certificates of insurance with Lessor named as "Additionally Insured" on policies except workers compensation showing the insurance in force with a thirty (30) days day notice of cancellation, non-renewal or material change. Certificate must be site specific. In addition, it is the Lessee's responsibility to communicate to Lessor, forty eight (48) hours in advance, when any work (other than emergency work) will be taking place at tower site. Coverage for Lessee, Lessee's contractors and subcontractors are as follows:

Insurance: Before commencement of any lease term under the schedule, Lessee, Lessee's contractors and subcontractors operations shall procure and maintain insurance coverage covering all of Lessee's, its contractors and subcontractors operations and activities in, upon or in conjunction with the leased premise.

The insurance shall be provided in companies legally qualified to transact business in the State where the site is located in companies with an AM Best Rating of A-: VIII or greater with the following minimum limits.

Lessor shall be added as an "Additional Insured" on Lessee's policies except workers compensation.

A certificate of insurance naming the Lessor as an "Additional Insured" and showing the insurance in force shall be delivered to the Lessor with a thirty
(30) day notice of cancellation, non-renewal or material change.

Lessee agrees that the insurance coverage's outlined above may be maintained pursuant to master policies of insurance covering the specific site locations but requires that limits shall not be reduced at the Lessor's site by activities at the Lessee's other sites or operations. Limits of coverage are named site specific.

Primary Insurance Requirements - Lessee and all Lessee's contractors and / or subcontractors.

Property: Lessee is responsible for insuring for all loss or damage to their property or the property of others for which they are responsible including loss of use or business interruption. Lessor assumes no responsibility for damage occurring to Lessee's, Lessee's contractors and / or subcontractors real, personal property and / or business interruption regardless of location.

Business Automobile Liability: Bodily Injury and Property Damage Liability or owned, hired and non-owned vehicles:

         Combined Single Limit                         $ 1,000,000.00
Commercial General Liability: Including but not limited to bodily injury liability, property damage liability, products and completed operations liability, broad form property damage liability and personal injury liability:

         Policy Form                                      Occurrence
         General Aggregate Limit                       $ 1,000,000.00
         Products & Completed Operations Limit         $ 1,000,000.00
         Personal Injury & Advertising Injury Limit    $ 1,000,000.00
         Each Occurrence Limit                         $ 1,000,000.00
         Fire Damage Limit                             $    50,000.00
         Medical Expense Limit                         $     5,000.00
Workers Compensation:

         Requirements for the State of the site location Statutory Employers Liability
         Limit each accidenT                           $   100,000.00
         Limit disease aggregate                       $   500,000.00
         Limit disease each employee                   $   100,000.00

                                             INITIALS: __________/____________

                                    EXHIBIT A
                                       TO
                               PINNACLE TOWER INC.
                   ANTENNA SITE LEASE SCHEDULE #055097001N0003
                       MASTER ANTENNA SITE LEASE NO.: D41
                                  TriTel Ref #
                                 Page (2) of (2)

INSURANCE FOR LESSEE AND LESSEE'S CONTRACTORS AND SUBCONTRACTORS (CONTINUED)
----------------------------------------------------------------------------

Excess Insurance Requirements - Lessee and all Lessee's contractors and / or subcontractors - Specific Functions:

Lessee will require contractors working on the leased site in the capacity of General Site Maintenance limited to: Grounds and vegetation maintenance and installation not requiring heavy equipment. Minor repairs and installations to existing facilities (locks, plumbing, fencing, air conditioning, etc.) will carry an umbrella / excess liability in excess of the business automobile, commercial general liability and workers compensation of a minimum of:

Each occurrence limit                    $1,000,000.00
General aggregate limit                  $1,000,000.00

Lessee will require contractors working at the Tower site only but not on the Tower itself, excluding the above fianctions, to carry an umbrella / excess liability in excess of the business automobile, commercial general liability and workers compensation with total minimum limits of:

Each occurrence limit                     $3,000,000.00
General aggregate limit                   $3,000,000.00

Lessee will require contractors working at the Tower site in any capacity which requires climbing the tower, to carry an umbrella/excess liability in excess of the business automobile, commercial general liability and workers compensation totaling of a minimum of:

Each occurrence limit                     $5,000,000.00
General aggregate limit                   $5,000,000.00

The Lessee and Lessee's representatives, contractors and independent contractors, are not related to the Lessor other than by this lease of space at the site.

                                                 INITIAL:_________/___________